EXHIBIT 99.1




                                  PRESS RELEASE
                              FOR IMMEDIATE RELEASE


    WE SELL FOR U CORP ANNOUNCES A SIX FOR ONE STOCK SPLIT IN THE FORM OF A
                                STOCK DIVIDEND.


Melbourne Australia - January 29, 2009 - We Sell for U Corp (OTCBB: WSFU) announced today a six for one stock split in the form of a stock dividend. A record date of February 14, 2009 has been set for the stock split.

Forward-Looking Statements

Forward-looking statements in this press release are made pursuant to the "safe harbour" provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties including, without limitation, the risks of exploration and development stage projects, risks associated with environmental and other regulatory matters, mining risks and competition and the volatility of mineral prices. Actual results and timetables could vary significantly. Additional information about these and other factors that could affect the Company's business is set forth in the Company's fiscal 2007 Annual Report on Form 10-K and other filings with the Securities and Exchange Commission.

For further information, please contact:

Mr. Joseph Gutnick                            General Manager Business
Chief Executive Officer                       New York Office
We Sell For U Corp                            We Sell 4 U Corp
Tel: +011 613 8532 2800                       Tel: (212) 223 0018
Fax: +011 613 8532 2805                       Fax: (212) 223 1169
E-mail: josephg@axisc.com.au                  E-mail: mordig@axisc.com.au